EXHIBIT 99: RESTATED CONSOLIDATED FINANCIAL STATEMENTS AND REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS








              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Shareholders
Realco, Inc.

We have audited the accompanying consolidated balance sheets of Realco, Inc. and Subsidiaries, as of September 30, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended September 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Realco, Inc. and Subsidiaries, as of September 30, 2000 and 1999, and the consolidated results of their operations and their consolidated cash flows for each of the three years in the period ended September 30, 2000, in conformity with accounting principles generally accepted in the United States of America.





GRANT THORNTON LLP

Oklahoma City, Oklahoma
November 17, 2000 (except for Note Q to the consolidated financial statements, as to which the date is June 2, 2001)

                          REALCO, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                  September 30,

                             (Dollars in thousands)

                                                        2000         1999
                                                      --------     --------
ASSETS
  Cash and cash equivalents                           $  1,876     $  3,688
  Restricted cash                                          269          262
  Available for sale securities                          1,578           -
  Accounts and notes receivable, net                     2,670        1,899
  Cost and estimated earnings in excess of
    billings on uncompleted contracts                      156          482
  Inventories                                           10,462       14,932
  Property and equipment - at cost, net                    429          522
  Investments - equity method                              792        1,744
  Investments - cost method                              1,210           -
  Deferred income taxes                                     -           117
  Costs in excess of net assets acquired, net              302          334
  Net assets of discontinued operations                  2,375        1,736
  Other assets                                           1,412        1,961
                                                      --------     --------
                                                      $ 23,531     $ 27,677
                                                      ========     ========

LIABILITIES
  Notes payable                                       $  4,464     $  5,214
  Lease obligations                                        470          713
  Construction advances and notes payable,
    collateralized by inventories                        4,495        6,797
  Accounts payable and accrued liabilities               3,296        4,293
  Billings in excess of cost and estimated
    earnings on uncompleted contracts                      231           -
  Escrow funds held for others                             269          262
                                                      --------     --------
      Total liabilities                                 13,225       17,279

STOCKHOLDERS' EQUITY
  Preferred stock - authorized, 500,000 shares
  Series A - issued and
    outstanding, 79,969
      shares, stated at liquidation value                  799          799
    Series B - issued and outstanding, 212,859
      shares, stated at liquidation value                2,129        2,129
  Common stock - no par value; authorized,
    50,000,000 shares; issued, 2,924,038 shares
    in 2000 and 2,894,038 shares in 1999                 7,965        7,909
  Accumulated deficit                                   (1,342)        (408)
  Accumulated other comprehensive income                   757           -
                                                       -------      -------
                                                        10,308       10,429
    Less common stock held in treasury - at cost,
      700 shares in 2000 and 11,000 shares in 1999           2           31
                                                      --------     --------
                                                        10,306       10,398
                                                      --------     --------
                                                      $ 23,531     $ 27,677
                                                      ========     ========

                             See accompanying notes.

                          REALCO, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                            Years ended September 30,

              (Dollars in thousands, except per share amounts)

                                                2000       1999       1998
                                              --------   --------   --------
REVENUES
  Brokerage commissions and fees              $  1,481   $  1,589   $  1,094
  Construction sales                            24,232     20,340     11,848
  Sales of developed lots                        2,948      2,363      1,272
  Equity in net earnings of investees              400        545        506
  Interest and other                               385        821        682
                                              --------   --------   --------
                                                29,446     25,658     15,402
COSTS AND EXPENSES
  Cost of brokerage revenue                        854        925        645
  Cost of construction sales                    22,001     18,287     11,154
  Cost of developed lots sold                    2,172      1,746      1,345
  Selling, general, administrative,
    and other                                    3,348      2,629      2,373
  Depreciation and amortization                    290        312        309
  Interest                                         825        806        575
                                              --------   --------   --------
                                                29,490     24,705     16,401
                                              --------   --------   --------

    Earnings (loss) from continuing
      operations before income taxes               (44)       953       (999)

INCOME TAX EXPENSE (BENEFIT)                       (31)       392       (289)
                                              --------   --------   --------

    EARNINGS (LOSS) FROM CONTINUING
      OPERATIONS                                   (13)       561       (710)

LOSS FROM DISCONTINUED OPERATIONS,
  NET OF INCOME TAXES                             (921)      (285)      (470)
                                              --------   --------   --------
    NET EARNINGS (LOSS)                           (934)       276     (1,180)

PREFERRED STOCK DIVIDEND REQUIREMENT               112         (4)       120
                                              --------   --------   --------
    NET EARNINGS (LOSS) APPLICABLE
      TO COMMON SHARES                        $ (1,046)  $    280   $ (1,300)
                                              ========   ========   ========
BASIC AND DILUTED EARNINGS (LOSS)
  PER COMMON SHARE

    Earnings (loss) per common share
      from continuing operations              $   (.04)  $    .20   $   (.30)
                                              ========   ========   ========
    Net earnings (loss) per common
      share                                   $   (.36)  $    .10   $   (.47)
                                              ========   ========   ========
WEIGHTED AVERAGE COMMON
   SHARES OUTSTANDING                        2,900,015  2,774,609  2,777,452
                                              ========   ========   ========

                             See accompanying notes.

                          REALCO, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                  Years ended September 30, 2000, 1999 and 1998

                             (Dollars in thousands)

                                  Series A    Series B    Series D
                                 preferred   preferred   preferred
                                  stock 6%    stock 3%    stock 3%    Common
                                 cumulative  cumulative  cumulative   stock
                                 ----------  ----------  ----------  --------

Balance at October 1, 1997       $      826  $    2,129  $      239  $  7,712

  Purchase of common stock
    for treasury                         -           -           -         -
  Comprehensive loss
    Net loss                             -           -           -         -
    Other comprehensive loss
      Unrealized loss on
        investments, net                 -           -           -         -

    Comprehensive loss
                                 ----------  ----------  ----------  --------
Balance at September 30, 1998           826       2,129         239     7,712

  Redemption of Series A
    preferred stock                     (27)         -           -         -
  Conversion of Series D
    preferred stock                      -           -         (239)      239
  Issuance of treasury stock
    in acquisition                       -           -           -        (42)
  Comprehensive income
    Net earnings                         -           -           -         -
    Other comprehensive income
      Unrealized gain on
        investments, net                 -           -           -         -

    Comprehensive income
                                 ----------  ----------  ----------  --------
Balance at September 30, 1999           799       2,129          -      7,909

  Purchase of common stock
    for treasury                         -           -           -         -
  Issuance of treasury stock             -           -           -         (8)
  Issuance of common stock
    in acquisition                       -           -           -      1,445
  Cancellation of common
    stock acquired                       -           -           -     (1,381)
  Comprehensive loss
    Net loss                             -           -           -         -
    Other comprehensive income
      Unrealized gain on
        investments, net                 -           -           -         -

    Comprehensive loss
                                 ----------  ----------  ----------  --------
Balance at September 30, 2000    $      799  $    2,129  $       -   $  7,965
                                 ==========  ==========  ==========  ========

                          REALCO, INC. AND SUBSIDIARIES
            CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY - CONTINUED
                  Years ended September 30, 2000, 1999 and 1998

                             (Dollars in thousands)

                                                       Accumulated
                                Retained                  other
                                earnings    Treasury  comprehensive
                                (deficit)    stock     income(loss)    Total
                               ----------  ---------  -------------  --------

Balance at October 1, 1997     $      496  $     (93) $          18  $ 11,327

  Purchase of common stock
    for treasury                       -        (131)            -       (131)
  Comprehensive loss
    Net loss                       (1,180)        -              -     (1,180)
    Other comprehensive loss
      Unrealized loss on
        investments, net               -          -             (45)      (45)
                                                                     --------
  Comprehensive loss                                                   (1,225)
                               ----------  ---------  -------------  --------
Balance at September 30, 1998        (684)      (224)           (27)    9,971

  Redemption of Series A
    preferred stock                    -          -              -        (27)
  Conversion of Series D
    preferred stock                    -          -              -         -
  Issuance of treasury stock
    in acquisition                     -         193             -        151
  Comprehensive income
    Net earnings                      276         -              -        276
    Other comprehensive income
      Unrealized gain on
        investments, net               -          -              27        27
                                                                     --------
  Comprehensive income                                                    303
                               ----------  ---------  -------------  --------
Balance at September 30, 1999        (408)       (31)            -     10,398

  Purchase of common stock
    for treasury                       -         (12)            -        (12)
  Issuance of treasury stock           -          41             -         33
  Issuance of common stock
    in acquisition                     -          -              -      1,445
  Cancellation of common
    stock in acquired                  -          -              -     (1,381)
  Comprehensive loss
    Net loss                         (934)        -              -       (934)
    Other comprehensive income
      Unrealized gain on
        investments, net               -          -             757       757
                                                                     --------
  Comprehensive loss                                                     (177)
                               ----------  ---------  -------------  --------
Balance at September 30, 2000  $   (1,342) $      (2) $         757  $ 10,306
                               ==========  =========  =============  ========

                             See accompanying notes.

                          REALCO, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                            Years ended September 30,

                             (Dollars in thousands)


                                                 2000       1999       1998
                                               --------   --------   --------

Cash flows from operating activities
 Earnings (loss) from continuing operations    $    (13)  $    561   $   (710)
 Adjustments to reconcile earnings (loss) from
  continuing operations to net cash provided
  by (used in) continuing operations
   Depreciation and amortization                    290        312        309
   Accretion of discount on notes payable            42         49         55
   (Net earnings in excess of distributions)
    distributions in excess of earnings
    from investees                                 (197)       126         (7)
   Gain on sale of equity method investment          -          -        (334)
   Gain on sale of available for sale
    securities                                     (118)       (50)       (57)
   (Gain) loss on sale of property and
    equipment                                        -           8          5
   Provision for deferred income taxes              (31)       129       (281)
   Changes in operating assets and
    liabilities, net of effects from business
    acquisitions and discontinued operations
     Increase in restricted cash                     (7)      (262)        -
     (Increase) decrease in accounts
      receivable                                   (801)       154        157
     Decrease (increase) in inventories           4,600      1,828     (3,181)
     Decrease (increase) in net billings
      related to costs and estimated
      earnings on uncompleted contracts             557       (406)       128
     Decrease (increase) in other assets              9       (262)       194
     (Decrease) increase in accounts
      payable and accrued liabilities              (831)       798        (37)
     Increase in escrow funds held for
      others                                          7        262         -
                                               --------   --------   --------
          Net cash provided by (used in)
            continuing operations                 3,507      3,247     (3,759)

 Net cash provided by (used in) discontinued
  operations                                       (925)       406        192
                                               --------   --------   --------
          Net cash provided by (used in)
            operating activities                  2,582      3,653     (3,567)

                          REALCO, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED
                            Years ended September 30,

                             (Dollars in thousands)


                                                 2000       1999       1998
                                               --------   --------   --------

Cash flows from investing activities
 Purchases of property and equipment               (420)      (634)      (317)
 Proceeds from sale of property and equipment       271          5          2
 Payments for businesses acquired                  (853)      (455)      (426)
 Advances on notes receivable                      (157)      (578)      (773)
 Receipts on notes receivable                       272      1,449        656
 Purchase of securities available for sale         (995)      (688)      (504)
 Proceeds from securities available for sale      1,007        906        467
 Purchase of equity method investments               -         (63)        -
 Proceeds from sale of equity method
  investment                                         -          -         500
 Cash acquired in business acquisitions              47         -         292
                                               --------   --------   --------
          Net cash used in investing
            activities                             (828)       (58)      (103)

Cash flows from financing activities
 Construction advances and notes, net            (2,402)    (2,297)     3,955
 Payments on revolving, capital lease, and
  long-term debt                                 (1,198)    (1,391)      (608)
 Proceeds from borrowing under revolving
  and long-term debt                                 13         20         -
 Issuance of treasury stock                          33         -          -
 Purchase of treasury stock                         (12)        -        (131)
 Redemption of preferred stock                       -         (27)        -
                                               --------   --------   --------
          Net cash provided by (used in)
            financing activities                 (3,566)    (3,695)     3,216
                                               --------   --------   --------

NET DECREASE IN CASH AND CASH EQUIVALENTS        (1,812)      (100)      (454)

Cash and cash equivalents at beginning
 of year                                          3,688      3,788      4,242
                                               --------   --------   --------
Cash and cash equivalents at end of year       $  1,876   $  3,688   $  3,788
                                               ========   ========   ========


Cash paid (received) during the year for:
----------------------------------------

    Income taxes                               $     -    $     -    $   (184)
    Interest                                        902      1,002        711

                          REALCO, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED
                  Years ended September 30, 2000, 1999 and 1998

                             (Dollars in thousands)



Noncash financing and investing activities:
------------------------------------------

In 2000, the Company sold an office building for $165 which was leased back under market rental rates. Consideration received consisted of $135 in cash and a vacant lot valued at $130 as reduced by a liability assumed of $100. The resulting gain on sale of $42 is being amortized over the lease term.

In 2000, the Company purchased certain net assets and the real estate brokerage business of Farnsworth Realty & Management Company for $381. In connection with the purchase, liabilities were assumed as follows:

    Fair value of assets acquired, including
      an office building                                  $    410
    Cash paid                                                 (250)
    Issuance of note payable                                  (131)
                                                          --------
    Liabilities assumed                                   $     29
                                                          ========

In 2000, the Company acquired all the outstanding stock of Financial Services Group, Inc. in exchange for 680,000 shares of Company common stock. In connection with this acquisition, liabilities were assumed as follows:

    Fair value of assets acquired, including
      650,000 shares of Realco common stock
      which were cancelled and cash of $47                $  1,546
    Stock issued                                            (1,445)
                                                          --------
    Liabilities assumed                                   $    101
                                                          ========

In 1999, the Company purchased the net assets and business of TI Construction, Inc. through the issuance of 67,000 shares of Company common stock held in treasury. In connection with the acquisition, liabilities were assumed as follows:

    Fair value of assets acquired                         $    753
    Stock issued                                              (151)
                                                          --------
    Liabilities assumed                                   $    602
                                                          ========

In 1999 and 1998, capital lease obligations of $731 and $47, respectively, were incurred when the Company entered into leases for office furniture and equipment.

                          REALCO, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED
                  Years ended September 30, 2000, 1999 and 1998

                             (Dollars in thousands)



In 1998, the Company acquired all the common stock of Cliff Winn, Inc. Realtors for $426. In conjunction with the acquisition, liabilities were assumed as follows:

    Fair value of assets acquired,
      including cash of $292                              $    457
    Cash paid                                                 (426)
                                                          --------
    Liabilities assumed                                   $     31
                                                          ========








































                             See accompanying notes.

                          REALCO, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        September 30, 2000, 1999 and 1998

                (Dollars in thousands, except per share amounts)



NOTE A - NATURE OF OPERATIONS AND SUMMARY OF ACCOUNTING POLICIES

Realco, Inc., a New Mexico corporation, and Subsidiaries (the "Company") has operations which include single-family home construction; land development; commercial construction; and, to a lesser extent, commercial real estate brokerage services and financial services. Its operations and customers are primarily in the vicinity of Albuquerque, New Mexico.

On June 2, 2001, the Company sold its residential brokerage operations. Such brokerage operations operated under a franchise from Prudential Real Estate Affiliates, Inc. in Albuquerque, New Mexico and Phoenix, Arizona. The accompanying financial statements have been restated to reflect the discontinued operations.

The Company's accounting policies reflect industry practices and conform to generally accepted accounting principles. The more significant policies are briefly discussed below.

1.  Principles of Consolidation

The consolidated financial statements include the accounts of Realco, Inc. and its wholly owned subsidiaries. All material intercompany accounts and transactions have been eliminated in consolidation.

2.  Revenue Recognition and Provision for Warranty Claims

The Company constructs single-family homes of short building duration for which minimal deposits are generally required from the buyer. Revenue is recognized upon closing. Estimated warranty costs are provided at the time of sale.

Revenues from significant commercial construction contracts are recognized on the percentage-of-completion method; accordingly, income is recognized in the ratio that costs incurred bear to estimated total costs. The aggregate of costs incurred and income recognized on uncompleted contracts in excess of related billings is shown as an asset, and the aggregate billings on uncompleted contracts in excess of related costs incurred and income recognized is shown as a liability. Certain short-term smaller commercial construction contracts are accounted for on the completed-contract method, which does not vary significantly from the percentage-of-completion basis of accounting. Contract costs include all direct material, subcontractor, supplies, and labor costs and those indirect costs relating to contract performance. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, estimated profitability, and final contract settlements may result in revisions to cost and income and are recognized in the period in which the revisions are determined.

Brokerage commissions and fees earned from real estate brokerage services are recognized at the time of closing on the underlying real estate sales contracts.

                          REALCO, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        September 30, 2000, 1999 and 1998

                (Dollars in thousands, except per share amounts)



3.  Cash, Cash Equivalents, and Restricted Cash

The Company considers money market accounts and all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. The Company maintains its cash and cash equivalents in accounts which may not be federally insured. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk.

In the ordinary course of operations, the Company collects and holds in escrow funds associated with real estate contract deposits, construction sales contract deposits, and other escrowed funds. These balances are reflected as restricted cash with a corresponding liability.

4.  Accounts and Notes Receivable

The Company reviews accounts and notes receivable for collectibility and provides reserves on specific accounts based upon whether the Company believes that the collection of a specific account is questionable.

The Company provides credit to its customers under ordinary trade terms. Receivables for real estate contracts are generally collateralized by the real estate.

5.  Inventories

Inventories are carried at the lower of cost or estimated net realizable value and include all acquisition costs, direct labor and benefits, project interest, materials unique to or installed in the project, subcontractor cost, and a proportional overhead allocation charge.

6.  Property and Equipment

Depreciation is provided in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives of three to ten years using straight-line and accelerated methods.

Impairment losses are recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by these assets are less than the assets' carrying amount.

Assets acquired under capital leases are recorded at the lower of fair market value or the present value of future minimum lease payments. These leases are amortized on the straight-line method over the primary lease term or over estimated economic lives in the event ownership of the underlying assets transfers at the end of the lease term.

7.  Income Taxes

Deferred income taxes are provided on temporary differences between the tax basis of an asset or liability and its reported amount in the consolidated financial statements that will result in taxable or deductible amounts in future years. Deferred income tax assets or liabilities are determined by applying the presently enacted tax rates and laws.

                          REALCO, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        September 30, 2000, 1999 and 1998

                (Dollars in thousands, except per share amounts)



The Company and its subsidiaries file consolidated income tax returns.

8.  Earnings (Loss) Per Common Share

Earnings (loss) per common share is calculated based on the weighted average number of shares outstanding during the year. Conversion of convertible preferred stock, warrants and options are antidilutive for all periods presented.

The following shows the amounts used in computing earnings (loss) per common share from continuing operations for the years ended September 30:

                                             2000       1999       1998
                                           --------   --------   --------
    Earnings (loss) from continuing
      operations                           $    (13)  $    561   $   (710)
        Less preferred stock dividend
          requirement                           112         (4)       120
                                           --------   --------   --------
    Earnings (loss) from continuing
      operations applicable to
      common shares                        $   (125)  $    565   $   (830)
                                           ========   ========   ========

9.  Investments

Investments in affiliated companies and joint ventures owned 20% to 50% or which the Company is able to exercise significant influence over operations are accounted for on the equity method. Accordingly, the consolidated statements of operations include the Company's share of the affiliated entities' net operating results.

Investments in affiliated companies owned 20% or less and the Company does not exercise significant influence over operations are accounted for on the cost method.

10.  Intangible Assets

Costs in excess of net assets of businesses acquired are being amortized using the straight-line method over fifteen or twenty years. Accumulated amortization of costs in excess of net assets of businesses acquired was $107 and $74 at September 30, 2000 and 1999, respectively.

The Company assesses the recoverability of costs in excess of net assets of businesses acquired by determining whether the amortization of the asset balance over its remaining life can be recovered through the undiscounted future operating cash flows of the acquired operation. The amount of the impairment, if any, is measured based on projected discounted future operating cash flows.

                          REALCO, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        September 30, 2000, 1999 and 1998

                (Dollars in thousands, except per share amounts)



11.  Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures; accordingly, actual results could differ from those estimates.

12.  Stock Options

The Company applies APB Opinion 25 and related interpretations in accounting for its stock options. Accordingly, compensation expense is only recognized for grants of options which include an exercise price less than the market price of the stock at the date of the grant.

13.  Advertising Costs

The Company expenses the cost of advertising the first time advertising takes place. Advertising expense for continuing operations for the years ended September 30, 2000, 1999 and 1998 was approximately $381, $340 and $341, respectively.

14.  Other Comprehensive Income

Accumulated other comprehensive income consists solely of net unrealized investment gains (losses). Unrealized gain (loss) on investments consists of the following at September 30:

                                               2000       1999       1998
                                             --------   --------   --------
    Unrealized gain (loss) on investments
      arising during the period              $    875   $     -    $    (27)
        Less reclassification adjustment
          for gains (losses) included in
          net earnings (loss)                     118        (27)        18
                                             --------   --------   --------
    Unrealized gain (loss) on investments,
      net                                    $    757   $     27   $    (45)
                                             ========   ========   ========

Due to subsequent declines in market value of certain securities, accumulated other comprehensive income, net of deferred income taxes, relating to unrealized gains on available for sale securities was $320 at November 17, 2000. As recoverability of certain deferred tax assets is based upon future taxable gains on available for sale securities, this decline would result in an increase in the Company's valuation allowance for deferred income tax assets of $292.

NOTE B - INVENTORIES

During the years ended September 30, 2000, 1999 and 1998, the Company incurred and capitalized interest costs of approximately $379, $363 and $285, respectively. Capitalized interest costs charged to cost of construction sales were approximately $382, $332 and $333 for the years ended September 30, 2000, 1999 and 1998, respectively.

                          REALCO, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        September 30, 2000, 1999 and 1998

                (Dollars in thousands, except per share amounts)



Inventories consist of the following as of September 30:

                                                        2000       1999
                                                      --------   --------
    Land and improvements under development           $  6,717   $  8,755
    Construction in progress                             2,783      5,206
    Model homes                                            962        971
                                                      --------   --------
                                                      $ 10,462   $ 14,932
                                                      ========   ========

Construction in progress includes homes under contract of approximately $2,178 and $3,971 at September 30, 2000 and 1999, respectively.

NOTE C - COSTS AND BILLINGS ON UNCOMPLETED CONTRACTS

The following is a summary of significant commercial construction contracts accounted for on the percentage-of-completion method as of September 30:

                                                        2000       1999
                                                      --------   --------
    Costs incurred on uncompleted contracts           $    468   $    893
    Estimated earnings                                      68        162
                                                      --------   --------
                                                           536      1,055
      Less billings to date                                611        573
                                                      --------   --------
                                                      $    (75)  $    482
                                                      ========   ========
    Included in the accompanying consolidated
      balance sheets under the following captions
        Costs and estimated earnings in excess of
          billings on uncompleted contracts           $    156   $    482
        Billings in excess of cost and estimated
          on uncompleted contracts                        (231)        -
                                                      --------   --------
                                                      $    (75)   $   482
                                                      ========   ========

NOTE D - INVESTMENTS

The following is a summary of investments carried on the equity method as of September 30:

                                                        2000       1999
                                                      --------   --------
    MI Acquisition Corporation, 11%
      stockholder interest in 1999                    $     -    $  1,245
    PHS Mortgage, 50% stockholder interest                 335        279
    Success Venture                                         76        105
    Other                                                  381        115
                                                      --------   --------
                                                      $    792   $  1,744
                                                      ========   ========

                          REALCO, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        September 30, 2000, 1999 and 1998

                (Dollars in thousands, except per share amounts)



Effective May 1, 2000 the Company adopted the cost method of accounting for its investment in MI Acquisition Corporation ("MI"). Prior to May 1, 2000 the Company had an 11% ownership in MI and the Company's President held a seat on the Board of Directors, which allowed the Company to exercise significant influence over operating and financial policies of MI. In May 2000, MI issued additional stock and the Company's ownership was reduced to approximately 9%. In addition, it was determined that the Company's President would not serve on the Board subsequent to December 31, 2000. Since the Companies ability to exercise significant influence over operational and financial matters was reduced, the Company adopted the cost method of accounting for this investment.

The Company has participated in certain land development and residential construction projects under separate joint venture agreements. The Company's liability is joint and several for such joint ventures and its 50% share in the operations is reported on the equity method in the accompanying consolidated financial statements.

Summarized financial information of certain investments carried on the equity method is as follows:

              As of and for the year ended September 30, 2000
              -----------------------------------------------

                                                       PHS        Success
                                                     Mortgage     Venture
                                                   -----------  -----------
    Cash                                           $        -   $        39
    Other assets                                           988        1,398
                                                   -----------  -----------
                                                   $       988  $     1,437
                                                   ===========  ===========
    Liabilities                                    $       260  $     1,285
    Equity                                                 728          152
                                                   -----------  -----------
                                                   $       988  $     1,437
                                                   ===========  ===========
    Revenue earned                                 $     1,270  $        -
                                                   ===========  ===========
    Net earnings (loss)                            $       503  $       (58)
                                                   ===========  ===========

                          REALCO, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        September 30, 2000, 1999 and 1998

                (Dollars in thousands, except per share amounts)



                As of and for the year ended September 30, 1999
                -----------------------------------------------

                                          MI
                                      Acquisition      PHS        Success
                                      Corporation    Mortgage     Venture
                                      -----------  -----------  -----------
    Cash                              $     6,954  $        78  $        39
    Other assets                           62,503          504          171
                                      -----------  -----------  -----------
                                      $    69,457  $       582  $       210
                                      ===========  ===========  ===========
    Liabilities                       $    58,552  $        24   $        -
    Equity                                 10,905          558          210
                                      -----------  -----------  -----------
                                      $    69,457  $       582  $       210
                                      ===========  ===========  ===========
    Revenue earned                    $    34,501  $     1,599  $       110
                                      ===========  ===========  ===========
    Net earnings                      $     1,223   $      767   $       43
                                      ===========  ===========  ===========

              As of and for the year ended September 30, 1998
              -----------------------------------------------

                                          MI
                                      Acquisition      PHS         Joint
                                      Corporation    Mortgage     Ventures
                                      -----------  -----------  -----------
    Cash                              $     1,734  $       359  $       309
    Other assets                           34,385          543          716
                                      -----------  -----------  -----------
                                      $    36,119  $       902  $     1,025
                                      ===========  ===========  ===========
    Liabilities                       $    26,844  $       503  $       229
    Equity                                  9,275          399          796
                                      -----------  -----------  -----------
                                      $    36,119  $       902  $     1,025
                                      ===========  ===========  ===========
    Revenue earned                    $    31,779  $     1,214  $       893
                                      ===========  ===========  ===========
    Net earnings                      $       908  $       635  $       290
                                      ===========  ===========  ===========

                          REALCO, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        September 30, 2000, 1999 and 1998

                (Dollars in thousands, except per share amounts)



NOTE E - ACCOUNTS AND NOTES RECEIVABLE

Accounts and notes receivable include the following at September 30:

                                                        2000       1999
                                                      --------   --------

    Residential construction advances to various
    builders subordinate to the interest of banks
    under participation agreements;
    collateralized by certain real estate and
    homes under construction, interest due
    monthly at the banks' prime rate plus 1%,
    principal due as homes are sold, up to a
    nine-month term with three-month renewals
    considered                                        $     35   $    150

    Brokerage commissions and fees receivable              516        530

    Construction sales receivable                        1,678        909

    Other advances and receivables                         504        335
                                                      --------   --------
                                                         2,733      1,924
      Less allowance for doubtful accounts                  63         25
                                                      --------   --------
                                                      $  2,670   $  1,899
                                                      ========   ========

NOTE F - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at September 30:

                                                        2000       1999
                                                      --------   --------

    Office equipment, furniture, and fixtures         $    462   $    383
    Leasehold improvements                                  41         56
    Automobiles and equipment                              134        182
                                                      --------   --------
                                                           637        621
      Less accumulated depreciation and
        amortization                                       208         99
                                                      --------   --------
                                                      $    429   $    522
                                                      ========   ========

                          REALCO, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        September 30, 2000, 1999 and 1998

                (Dollars in thousands, except per share amounts)



NOTE G - DEBT

Debt consisted of the following at September 30:

                                                        2000       1999
                                                      --------   --------

    Subordinated sinking fund notes, $5,750 face
    amount, 9.5% interest payable annually,
    principal payable at various dates through
    December 2003 (less $79 and $121 unamortized
    discount at September 30, 2000 and 1999,
    respectively, based on imputed interest rate
    of 10.5%) (A)                                     $  4,071   $  4,829

    Construction and development advances;
    collateralized by inventories (A)(B)                 2,447      3,866

    Notes payable; collateralized by inventories
    (A)(C)                                               2,048      2,931

    Note payable to Norwest Bank; collateralized
    by investee common stock owned by the Company,
    due in semi-annual installments of $35,700 plus
    interest at 1% over the bank's prime rate,
    through July 2004 (A)                                  286        357

    Other notes payable                                    107         28
                                                      --------   --------
                                                      $  8,959   $ 12,011
                                                      ========   ========

(A) Subordinated sinking fund notes and certain construction and development advances and notes payable collateralized by inventory are subject to various covenants, the most restrictive of which include minimum net worth requirements, cash flow coverage requirements, limitations on dividends, and limitations on debt.

(B) Construction and development advances collateralized by inventories include amounts advanced under construction loan agreements, other lending arrangements and buyer financed loans which are payable upon closing. The construction loan agreement with Wells Fargo Bank, which matures December 31, 2000 requires separate construction loans for each project and provides among other things, for borrowings up to $4,000 with interest rates ranging from prime to prime plus
 .75%. Total amounts outstanding under the Wells Fargo Bank construction loan agreement were $814 and $989 at September 30, 2000 and 1999, respectively. The construction loan agreement with New Mexico Bank & Trust, which matures March 30, 2001 also requires separate construction loans for each project and provides among other things, for borrowings up to $3,000 with interest rates at prime plus .75%. Total amounts outstanding under the New Mexico Bank & Trust construction loan agreement were $887 and $1,079 at September 30, 2000 and 1999. Each home to be built under other lending arrangements requires a separate construction loan with interest rates ranging from prime to prime plus 1.5%. The prime lending rate was 9.5% and 8.25% at September 30, 2000 and 1999, respectively.

                          REALCO, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        September 30, 2000, 1999 and 1998

                (Dollars in thousands, except per share amounts)


(C) Notes payable collateralized by inventories include amounts outstanding on loan agreements expiring at various dates through November 2001, with variable interest rates at the banks' prime rates plus .5% to 1.5% (prime rate was 9.5% and 8.25% at September 30, 2000 and 1999, respectively) and fixed interest rates of 7.25% or 9% (9% or 10% in 1999), with principal payments due as properties are sold.

Aggregate future maturities of debt are as follows at September 30, 2000:

    Year ending September 30
           2001                                       $  4,716
           2002                                          1,617
           2003                                            879
           2004                                          1,826
                                                      --------
                                                         9,038
    Less amount representing discount on debt               79
                                                      --------
                                                      $  8,959
                                                      ========

NOTE H - INCOME TAXES

Income tax expense (benefit) on earnings (loss) from continuing operations consists of the following for the years ended September 30:

                                             2000       1999       1998
                                           --------   --------   --------
    Current                                $     -    $    263   $     (8)
    Deferred                                    (31)       129       (281)
                                           --------   --------   --------
                                           $    (31)  $    392   $   (289)
                                           ========   ========   ========

The Company's effective income tax rate on earnings/loss from continuing operations differed from the federal statutory rate of 34% as follows:

                                             2000       1999       1998
                                           --------   --------   --------

    Income taxes at federal statutory
      rate                                 $    (15)  $    324   $   (340)
    Increase (decrease) in valuation
      allowance                                 (51)      (113)       164
    Nondeductible expenses                       24         13          6
    State income taxes at statutory rate         (2)        57        (60)
    Adjustment of estimated income tax
      liability of prior year                    10        127        (49)
    Other                                         3        (16)       (10)
                                           --------   --------   --------
        Total tax provision                $    (31)  $    392   $   (289)
                                           ========   ========   ========

                          REALCO, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        September 30, 2000, 1999 and 1998

                (Dollars in thousands, except per share amounts)



Components of deferred taxes are as follows at September 30:

                                                   2000       1999
                                                 --------   --------
    Assets
      Inventories                                $     26   $     72
      Accrued liabilities                             137        177
      Investments                                     117        105
      Tax loss carryforward                           638         32
      Contributions carryforward                        7         -
      Valuation allowance                            (160)      (108)
                                                 --------   --------
                                                 $    765   $    278
                                                 ========   ========

    Liabilities
      Investments                                $    719   $    134
      Property and equipment                           46         27
                                                 --------   --------
                                                 $    765   $    161
                                                 ========   ========

A valuation allowance for deferred tax assets is required when it is more likely than not that some portion or all of the deferred tax assets will not be realized. The valuation allowance, including amounts associated with discontinued operations, increased $52 for the year ended September 30, 2000 and decreased $187 for the year ended September 30, 1999.

At September 30, 2000, the Company has net operating loss carryforwards for tax purposes of approximately $1,594 which will expire in 2020.

NOTE I - LEASES

The Company leases certain other assets under long-term leases with ownership of these assets transferred to the Company at the termination of the leases. Other assets at September 30, 2000 and 1999 include leased assets with a cost of $740 and accumulated depreciation at September 30, 2000 and 1999 includes $118 and $11, respectively, related to leased assets.

Capital lease terms range from three to five years and provide for payments as follows:

    Year ending September 30
           2001                                       $    281
           2002                                            235
           2003                                              1
                                                      --------
    Total minimum lease payments                           517
    Amount representing interest                           (47)
                                                      --------
    Present value of net minimum lease payments       $    470
                                                      ========

                          REALCO, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        September 30, 2000, 1999 and 1998

                (Dollars in thousands, except per share amounts)



The Company leases certain office facilities and equipment used in its operations under operating leases expiring at various dates through 2009 and provide for payments as follows:

    Year ending September 30
           2001                                       $  1,484
           2002                                            751
           2003                                            749
           2004                                            667
           2005                                            499
           Thereafter                                    1,951
                                                      --------
                                                      $  6,101
                                                      ========

Included in these lease commitments are commitments on leases related to discontinued operations through time of sale.

Certain facilities are subleased under leases which expire in 2004. Total future minimum sublease rentals amount to $543 at September 30, 2000.

Rental expense from continuing operations for the years ended September 30 is as follows:

                                             2000       1999       1998
                                           --------   --------   --------

    Minimum rentals                        $    164   $    139   $    155
    Sublease rentals                             (5)       (25)       (25)
                                           --------   --------   --------
                                           $    159   $    114   $    130
                                           ========   ========   ========

Certain leases relating to rental expense of approximately $130, $42 and $13 for the years ended September 30, 2000, 1999 and 1998, respectively, are with related parties.

NOTE J - BUSINESS COMBINATIONS

The Company acquired certain net assets and the residential brokerage operations of Farnsworth Realty & Management Company ("Farnsworth") effective January 1, 2000. The acquisition included a cash payment of $250, a note payable of up to $150, and the assumption of $29 in liabilities. These net assets and brokerage operations were subsequently sold. See Note Q.

The Company acquired Financial Services Group, Inc. ("FSG"), a financial services company controlled by the Company's President and Chief Executive Officer, effective June 1, 2000. This acquisition was made through the issuance of 680,000 shares of Company common stock. Assets acquired included 650,000 shares of Company common stock which were immediately cancelled.

                          REALCO, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        September 30, 2000, 1999 and 1998

                (Dollars in thousands, except per share amounts)



The Company acquired certain net assets and the operations of TI Construction, Inc. ("TI"), a commercial construction contractor which specializes in constructing veterinary clinics, effective August 1, 1999. This acquisition was made through the issuance of 67,000 shares of Company common stock held in treasury.

The Company acquired Cliff Winn, Inc. Realtors ("Winn Realtors"), a residential real estate broker, effective February 1, 1998. The acquisition included a cash payment of approximately $426 and future contingent payments of up to $963. As of September 30, 2000, contingent payments of $351 have been made and future contingent payments have been reduced to $578. The operations of this acquisition were sold in June 2001. See Note Q.

These business combinations have been accounted for using the purchase method of accounting and the accompanying consolidated financial statements include the operations of these entities subsequent to the date of acquisition. Initial costs in excess of the net assets acquired were approximately $184.

During the year ended September 30, 2000, contingent payments of $552 were made for past acquisitions which resulted in an increase to costs in excess of net assets acquired, included in net assets of discontinued operations. See Note Q.

The following summarized pro forma unaudited information assumes the acquisitions of TI occurred on October 1, 1997 and the acquisition of FSG occurred on October 1, 1998:

                                               Years ended September 30,
                                             ------------------------------
                                               2000       1999       1998
                                             --------   --------   --------

    Revenues from continuing operations      $ 29,454   $ 30,296   $ 19,509
                                             ========   ========   ========
    Earnings (loss) from continuing
      operations                             $     (7)  $    585   $   (684)
                                             ========   ========   ========
    Basis and diluted earnings (loss)
      from continuing operations per
      common share                           $   (.04)  $    .21   $   (.28)
                                             ========   ========   ========

                          REALCO, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        September 30, 2000, 1999 and 1998

                (Dollars in thousands, except per share amounts)



NOTE K - SEGMENT INFORMATION

The Company operates in the following segments: residential construction, commercial real estate broker, commercial construction, and financial services. Information concerning the Company's business segments as of and for the years ended September 30 is as follows:

                                             2000       1999       1998
                                           --------   --------   --------
    Revenues
      Residential construction
        and land development               $ 21,220    $19,515   $ 11,396
      Commercial real estate broker
        Sales to unaffiliated customers       1,481      1,589      1,094
      Financial services                        642        677        838
      Commercial construction                 5,960      3,188      1,724
      Interest and other
        Sales to unaffiliated customers         143        689        350
        Intersegment sales                      731        646        723
         Eliminations                          (731)      (646)      (723)
                                           --------   --------   --------
            Total                          $ 29,446   $ 25,658   $ 15,402
                                           ========   ========   ========
    Operating profit (loss)
      Residential construction
        and land development               $  1,130   $  1,237   $   (348)
      Commercial real estate broker             (72)        72        (58)
      Financial services                       (186)       147        325
      Commercial construction                  (155)       (91)       (49)
      Depreciation and amortization            (290)      (312)      (309)
      Interest and other                       (471)      (100)      (560)
                                           --------   --------   --------
            Total                          $    (44)  $    953   $   (999)
                                           ========   ========   ========
    Assets
      Residential construction
        and land development               $ 12,924   $ 16,286
      Commercial real estate broker             367        512
      Financial services                      1,980      2,139
      Commercial construction                 1,073      1,913
                                           --------   --------
        Identifiable assets                  16,344     20,850
      Equity investments                        361        220
      Corporate assets                        4,451      4,871
      Net assets of discontinued
           operations                         2,375      1,736
                                           --------   --------
             Total                         $ 23,531   $ 27,677
                                           ========   ========

                          REALCO, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        September 30, 2000, 1999 and 1998

                (Dollars in thousands, except per share amounts)



                                             2000       1999       1998
                                           --------   --------   --------
    Depreciation and amortization
      Residential construction and
        land development                   $    100   $    127   $    123
      Commercial real estate broker              51         50         43
      Commercial construction                    25         22         18
      Other                                     114        113        125
                                           --------   --------   --------
             Total                         $    290   $    312   $    309
                                           ========   ========   ========
    Capital expenditures
      Residential construction and
        land development                   $     34   $     90   $    147
      Commercial real estate broker              67         10         -
      Commercial construction                    29         17         17
      Discontinued operations                   284        475        147
      Other                                       6         42          6
                                           --------   --------   --------
             Total                         $    420   $    634   $    317
                                           ========   ========   ========

Operating profit consists of total revenues, less costs and expenses including interest expense allocated to the financial services segment, but does not include unallocated interest expense, other income, net equity in earnings of certain investees, loss on sale of equipment, or income taxes. Identifiable assets are those assets used in the Company's operations in each area. Other assets include cash and cash equivalents, available for sale securities, certain investments accounted for under the equity and cost method, and capitalized debt issuance costs.

NOTE L - COMMITMENTS AND CONTINGENCIES

The Company is engaged in various legal proceedings incidental to its normal business activities. Management of the Company does not believe that the outcome of each such proceeding or all of them combined will have a material adverse effect on the Company or its consolidated financial position or operations.

NOTE M - STOCK AND WARRANTS

Series A voting preferred stock is entitled to dividends when declared and paid at a 6% cumulative rate payable annually starting January 31, 1996 and payable each January 31 thereafter. Series B voting preferred stock is entitled to dividends when declared and paid at a 3% cumulative rate payable annually starting January 31, 1996 and payable each January 31 thereafter. At September 30, 2000, preferred stock dividends in arrears for Series A were $221 or $2.77 per share ($173 or $2.17 per share for 1999) and Series B were $357 or $1.67 per share ($292 or $1.37 per share for 1999). Each series of preferred stock has a liquidation preference of $10 per share, plus all accumulated but unpaid dividends. Each Series A preferred share is convertible into common shares at $7 per common share on the basis of $10 per preferred share. The Series B preferred stock is convertible under the same terms; however, the preferred stock value is $11.11 per share.

                          REALCO, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        September 30, 2000, 1999 and 1998

                (Dollars in thousands, except per share amounts)



In 1999, 2,600 shares of the outstanding shares of Series A voting preferred stock were redeemed based upon the $10 per share liquidation value and 23,919 shares of Series D voting preferred stock were converted into 47,838 shares of common stock. To induce conversion, the Series D preferred stock was converted at a rate of $5 per common share instead of $7 per common share in the original conversion terms. The excess carrying value of the Series D preferred stock over the fair value of the common stock given and the value of additional common stock issued to induce conversion was approximately $116 which is reflected as a negative return in the Preferred Stock Dividend Requirement in the Consolidated Statements of Operations.

As a result of its past public offering of certain debt and equity securities, 690,000 warrants to purchase Company common stock at $8.40 per share were issued. These warrants became immediately exercisable upon closing of the offering and expire February 1, 2001. All warrants remain outstanding at September 30, 2000.

During 2000 the Company amended its articles of incorporation to increase the authorized common shares to 50,000,000.

NOTE N - STOCK OPTIONS

The Company has an employee incentive stock plan for certain key employees. Options currently outstanding under the plan become exercisable one year from the date of the grant and expire five years after the date of the grant. These options are exercisable at not less than the market value of the Company's stock on the date of the grant. Accordingly, no compensation cost has been recognized for these options. Had compensation cost for these options been determined based on the fair value of the options at the grant dates consistent with the method of SFAS No. 123, Accounting for Stock-Based Compensation, the Company's net earnings (loss) and earnings (loss) per common share would have been the following pro forma amounts for the years ended September 30:

                                             2000       1999       1998
                                           --------   --------   --------
     Net earnings (loss) applicable
       to common shares
         As reported                       $ (1,046)  $    280   $ (1,300)
         Pro forma                           (1,114)       202     (1,386)
     Earnings (loss) per share
       As reported                         $   (.36)  $    .10   $   (.47)
       Pro forma                               (.38)       .07       (.50)

The fair value of each option grant is estimated on the date of the grant using the Black-Scholes options-pricing model with the following weighted-average assumptions used for grants in 2000, 1999 and 1998, respectively: dividend yield was estimated to remain at zero for all years; expected volatility of 60% for 2000, 58% for 1999 and 54% for 1998; risk-free interest rates of 6.7%, 5.5% and 6%, respectively; and an expected life of five years for all years.

                          REALCO, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        September 30, 2000, 1999 and 1998

                (Dollars in thousands, except per share amounts)



The Black-Scholes options valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

A summary of the status of the Company's fixed stock options as of September 30 and changes during the years then ended is presented below:

                              2000              1999              1998
                      -----------------   ----------------   ----------------
                              Weighted            Weighted           Weighted
                      Number   average    Number   average   Number   average
                        of    exercise      of    exercise     of    exercise
                      shares    price     shares    price    shares    price
                      ------- ---------   ------- --------   ------- --------
Outstanding at
  beginning of year   195,000  $   3.21   100,000  $   3.38   35,000  $  3.30
Granted                25,000      2.40   105,000      3.06   90,000     3.42
Forfeited             (15,000)     3.45   (10,000)     3.38  (25,000)    3.42
                      -------            --------            -------
Outstanding at
  end of year         205,000  $   3.09   195,000  $   3.21  100,000  $  3.38
                      =======            ========            =======
Options exercisable
  at year end         180,000  $   3.19
Weighted-average fair
  value of options
  granted during the
  year                         $   1.01            $   1.18           $  1.09

The following information applies to options outstanding at September 30, 2000:

Number outstanding                                205,000
Range of exercise prices                          $2.40 to $3.45
Weighted average exercise price                   $3.09
Weighted average remaining contractual life       3 years

The Company records proceeds from the exercise of stock options, net of income tax effects, if any, as additions to common stock.

NOTE O - FINANCIAL INSTRUMENTS

The following table includes various estimated fair value information which pertains to the Company's financial instruments and does not purport to represent the aggregate net fair value of the Company. The carrying amounts in the table below are the amounts at which the financial instruments are reported in the consolidated financial statements.

                          REALCO, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        September 30, 2000, 1999 and 1998

                (Dollars in thousands, except per share amounts)



All of the Company's financial instruments are held for purposes other than trading.

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

1. Cash, Cash Equivalents, and Restricted Cash - The carrying amount approximates fair value because of the short maturity and highly liquid nature of those instruments.

2. Floating Rate Notes Receivable - The carrying amount approximates fair value because interest rates adjust to market rates.

3. Fixed Rate Debt - The discounted amount of future cash flows using the Company's current incremental rate of borrowing for similar liabilities is used to estimate fair value.

4. Floating Rate Debt - The carrying amount approximates fair value because interest rates adjust to market rates.

The carrying amounts and estimated fair values of the Company's financial instruments are as follows:

                                           2000                  1999
                                   --------------------  --------------------
                                   Carrying  Estimated   Carrying  Estimated
                                    amount   fair value   amount   fair value
                                   --------  ----------  --------  ----------
  Financial assets
    Cash, cash equivalents, and
      restricted cash*             $  2,217  $    2,217  $  4,055  $   4,055
    Floating rate notes receivable       35          35       144        144
  Financial liabilities
    Fixed rate debt                  (5,550)     (5,457)   (5,605)    (5,602)
    Floating rate debt               (3,409)     (3,409)   (6,407)    (6,407)

   * Includes financial instruments relating to the residential real estate brokerage operations recorded in net assets of discontinued operations.

NOTE P - NON-RECURRING ITEMS

During the fourth quarter of fiscal 1998, the Company committed to close four real estate brokerage branch offices and re-establish those offices in a single, strategically located facility. As a result of this commitment, the Company incurred charges of $273 related to lease abandonments. Additionally, during this quarter, the Company determined valuation allowances of $505 were required on certain inventories, receivables, and other assets. The aggregate effect of these items was to increase the loss for the fourth quarter of fiscal 1998 by $606 or $.22 per share.

                          REALCO, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        September 30, 2000, 1999 and 1998

                (Dollars in thousands, except per share amounts)



Of the $273 initial charge relating to lease abandonments, $38 was utilized in 1999, $98 was utilized in 2000, and a revision of estimate of $108 was recorded in 2000, resulting in an accrued liability of $29 at September 30, 2000, which represents the anticipated present value of future obligations for abandoned facilities. These charges were incurred on operations included in discontinued operations. See Note Q.

NOTE Q - DISCONTINUED OPERATIONS

On June 2, 2001, the Company sold its residential brokerage operations. Such brokerage operations operated under a franchisee from Prudential Real Estate Affiliates, Inc. in Albuquerque, New Mexico and Phoenix, Arizona.

The disposal of the Company's residential brokerage operations has been accounted for as discontinued operations and, accordingly, the related net assets sold have been segregated in the accompanying consolidated balance sheets, and the related operating results are segregated and reported as discontinued operations in the accompanying consolidated statements of operations and cash flows for all periods presented.

Information relating to the discontinued operations of the Company's residential brokerage operations as of and for the years ended September 30 is as follows:

                                                 2000       1999       1998
                                               --------   --------   --------

  Revenues                                     $ 26,561   $ 24,126   $ 20,993
                                               ========   ========   ========

  Loss from operations before income taxes     $ (1,278)  $   (517)  $   (517)
  Income tax benefit                               (357)      (232)       (47)
                                               --------   --------   --------
  Loss from discontinued operations            $   (921)  $   (285)  $   (470)
                                               ========   ========   ========
  Loss per common share from discontinued
    operations - basic and diluted             $   (.32)  $   (.10)  $   (.17)
                                               ========   ========   ========
  Assets
    Restricted cash                            $     72   $    105
    Property and equipment, net                     591        493
    Cost in excess of net assets
      acquired, net                               1,823      1,271
                                               --------   --------
        Total assets                              2,486      1,869

  Liabilities
    Lease obligations                                39         28
    Escrow funds held for others                     72        105
                                               --------   --------
        Total liabilities                           111        133
                                               --------   --------
        Net assets                             $  2,375   $  1,736
                                               ========   ========

                          REALCO, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        September 30, 2000, 1999 and 1998

                (Dollars in thousands, except per share amounts)



NOTE R - EVENTS (UNAUDITED) SUBSEQUENT TO NOVEMBER 17, 2000

In December 2000, all outstanding Series A and Series B preferred stock of the Company was redeemed for 464,804 shares of common stock. The excess carrying value of the preferred stock over the fair value of the common stock given was approximately $2,180 which was reflected as a negative return to preferred stockholders in the quarter ended December 31, 2000.

Effective March 1, 2001, the Company acquired all the outstanding stock of Equity Securities Investments, Inc. in exchange for 484,000 shares of Series D preferred stock. Each Series D preferred share is entitled to one shareholder vote, a liquidation preference of $4.3125 and cash dividends at a rate of $.135 per quarter. Upon approval by the Company's shareholders, each share of Series D preferred stock will be converted into three shares of common stock.

Net proceeds from the sale of the residential brokerage operations which occurred June 2, 2001 totaled $4,075. A gain on disposal of the discontinued operations of $420, net of income taxes of $280, was recorded in the quarter ended June 30, 2001. In addition, loss from discontinued operations for the nine months ended June 30, 2001 totaled $557, net of income taxes of $295.

In July 2001, the shareholders of MI voted to accept a proposal to sell the operations and substantially all of the assets of MI to an employee group. MI has informed its shareholders that based upon the terms of this proposal, it is likely that no assets will be available for distribution to the shareholders. As a result, the Company fully impaired its investment in MI, through a charge to operations of $1,210 in the quarter ended June 30, 2001.




















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